© 2016 Hardinge Inc. 1www.Hardinge.com November 2, 2016 Third Quarter 2016 Financial Results

© 2016 Hardinge Inc. 2www.Hardinge.com Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward- looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

© 2016 Hardinge Inc. 3www.Hardinge.com Sales ($ in millions) $84 $109 $101 $108 $92 $121 $100 $103 $97 $95 129 $120 $108 $110 $105 2012 2013 2014 2015 Q3 2016 TTM $315 $292$312 $334 $329 $25 $28 $18 $21 $25 $21 $31 $24 $22 $18 $31 $28 $26 $27 $24 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Quarterly Net Sales Annual Net Sales  FX translation unfavorable impact: $1.3 million in Q3 2016; $4.8 million YTD  2016 quarterly sales fairly level; expecting improvement in 2016 fourth quarter  All geographic markets are down as seen in TTM vs. prior years Actual net sales may differ due to rounding. $68 $70 $67 $87 $77 North America Europe Asia

© 2016 Hardinge Inc. 4www.Hardinge.com $25.4 $30.4 $22.7 $23.6 $23.2 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Gross Margin Quarterly Gross Margin Annual Gross Margin  Despite lower sales, Q3 2016 gross margin expanded 1.3 points compared with Q3 2015  Q3 benefits: $0.5 million restructuring savings (0.7 points); other productivity improvements and favorable product mix $109.1 $105.7 $100.8 $104.6 $99.9 2012 2013 2014 2015 Q3 2016 TTM 33.1% 34.9% 33.5% 33.6% 34.4% 32.6% 32.1% 32.4% 33.2% 34.2% All amounts shown pertain to continuing operations.

© 2016 Hardinge Inc. 5www.Hardinge.com $20.1 $7.0 ($0.4) $4.9 $1.7 $20.4 $17.3 $5.1 $10.0 $7.8 2012 2013 2014 2015 Q3 2016 TTM $0.7 $3.2 ($1.2) $0.3 ($0.6) $1.9 $6.4 ($0.2) $0.9 $0.7 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Operating Margin Quarterly Operating Margin Reported & Adjusted* Annual Operating Margin Reported & Adjusted* * Operating Margin for all periods shown were adjusted to exclude atypical items. Adjusted Operating Margin is a non-GAAP measure. See supplemental slides for Adjusted Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Margin.  Q3 2016 & TTM operating profit includes savings from restructuring program:  Q3 2016 $1.0 million ($0.5 million COGS; $0.3 million SG&A; $0.2 million R&D)  Q3 2016 TTM $3.2 million ($1.2 million COGS; $1.1 million SG&A; $0.9 million R&D) All amounts shown pertain to continuing operations. 6.1% 5.3% 1.7% 3.2% 2.7%2.5% 7.4% (0.3)% 1.3% 1.0% Adjusted Operating Margin GAAP NON-GAAP*

© 2016 Hardinge Inc. 6www.Hardinge.com ($0.3) $2.7 ($1.2) $0.1 ($1.4) $0.9 $5.9 ($0.2) $0.7 ($0.3) Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Quarterly Net Income (Loss) Reported & Adjusted* $17.9 $9.9 ($2.1) $2.6 $0.2 $15.4 $14.9 $2.8 $7.7 $6.1 2012 2013 2014 $2,015.0 Q3 2016 TTM Annual Net Income Reported & Adjusted* Net Income (Loss) ($ in millions) * Net Income (Loss) for all periods shown were adjusted to exclude atypical items. Adjusted Net Income (Loss) is a non-GAAP measure. See supplemental slides for Adjusted Net Income (Loss) reconciliation and other important disclaimers regarding Adjusted Net Income (Loss). All amounts shown pertain to continuing operations. GAAP NON-GAAP*

© 2016 Hardinge Inc. 7www.Hardinge.com $27.9 $26.9 $14.9 $18.5 $15.5 2012 2013 2014 2015 Q3 2016 TTM $4.2 $8.1 $1.8 $2.9 $2.7 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 EBITDA and Margin* Adjusted EBITDA & Margin* Adjusted EBITDA & Margin* * Adjusted EBITDA & Margin are non-GAAP financial measures. Hardinge believes that the use of Adjusted EBITDA & Margin helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted EBITDA & Margin reconciliation and other important disclaimers regarding Adjusted EBITDA & Margin. All amounts shown pertain to continuing operations. 8.3% 8.2% 4.8% 5.9% 5.3%5.5% 9.3% 2.7% 4.1% 4.0%

© 2016 Hardinge Inc. 8www.Hardinge.com ($ in millions) Annual Orders $79 $86 $105 $99 $100 $106 $95 $109 $97 $85 $103 $107 $117 $120 $110 2012 2013 2014 2015 Q3 2016 TTM $331 $288 $288 Quarterly Orders $20 $25 $24 $26 $27 $23 $20 $17 $27 $20 $29 $29 $24 $28 $28 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 $81 $75  Key global markets continue to be on a downward trend for second consecutive year  China -5%, US -10%, UK -32%, Thailand -20%, Germany +5% Actual orders may differ due to rounding. $72 $316 $74 Geographic Diversity $65 $295 North America Europe Asia

© 2016 Hardinge Inc. 9www.Hardinge.com ($ in millions) Backlog  Growing grinding machine backlog expected to benefit 2017  Lead times vary by product line  Grinding: six to nine months  Milling and turning: two to six months  Workholding parts and accessories: Standard - next day, Specials – four to eight weeks $60 $46 $45 $58 $64 $45 $48 $46 $41 $43 $11 $8 $10 $11 $10 9/30/2015 12/31/2015 3/31/2016 6/30/2016 9/30/2016 Grinding Milling & Turning Workholding Parts & Accessories $102 $116 Backlog by Product Line $101 $110 $117

© 2016 Hardinge Inc. 10www.Hardinge.com Source: Oxford Economics Autumn 2016 Global Machine Tool Outlook Report $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Americas Europe Asia World M a c h i n e T o o l C o n s u m p t i o n ( i n U S $ b i l l i o n s ) Oxford Economics Machine Tool Forecast Machine tool industry - $80 billion Drivers of Machine Tool Consumption:  Emerging economies - growing middle class  Obsolescence - older machines technologically outdated  Automation - shrinking supply of skilled machinists  Global competitiveness - advancing productivity Expect moderate long-term demand growth ~3% Emerging Economies Drive Demand China driving global growth

© 2016 Hardinge Inc. 11www.Hardinge.com 2016 Outlook  Expecting revenue slightly above $80 million level in Q4 2016  Solid order activity across all product lines  Growing backlog supports expectation

© 2016 Hardinge Inc. 12www.Hardinge.com November 2, 2016 Third Quarter 2016 Financial Results

© 2016 Hardinge Inc. 13www.Hardinge.com SUPPLEMENTAL INFORMATION

Annual Adjusted Net Income, Operating Income & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	2012	2013	2014	2015	Q3 2016 TTM
Net income (loss)	$ 17.9	$ 9.9	$ (2.1)	$ 2.6	$ 0.2
Impairment charges	-	6.2	5.4	-	-
Income from discontinued operations and gain on disposal of discontinued operation, net of tax	-	(5.5)	(0.2)	-	-
Gain on purchase of business	-	-	(0.5)	-	-
Inventory Adjustment	-	-	-	0.7	-
Inventory step-up charge	-	1.9	0.1	-	-
Acquisition transaction expenses	0.2	2.2	0.1	-	-
Restructuring expenses	-	-	-	3.6	3.3
Professional fees for strategic review process	-	-	-	0.8	1.7
Pension Settlement Loss					0.6
Other adjustments	(2.7)	0.2	-	-	0.3
Adjusted net income	15.4	14.9	2.8	7.7	6.1
Plus: Interest expense, net	0.7	1.0	0.7	0.4	0.4
Adjusted income tax expense	4.3	1.4	1.6	1.9	1.3
Adjusted operating income	20.4	17.3	5.1	10.0	7.8
Depreciation and amortization expense	7.5	9.6	9.8	8.5	7.7
Adjusted EBITDA	$ 27.9	$ 26.9	$ 14.9	$ 18.5	$ 15.5
Sales	$334.4	$329.5	$311.6	$ 315.3	$ 292.2
Adjusted operating margin	6.1%	5.3%	1.7%	3.2%	2.7%
Adjusted EBITDA margin	8.3%	8.2%	4.8%	5.9%	5.3%

Net Income (Loss), Operating Income, Operating Margin, EBITDA and EBITDA Margin in 2012, 2013, 2014, 2015 and Q3 2016 TTM were adjusted to exclude atypical items as listed above.

Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income, Adjusted Operating Income and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

© 2016 Hardinge Inc.

www.Hardinge.com

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Quarterly Adjusted Net Income (Loss), Operating Income (Loss) & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Net (loss) income	$ (0.3)	$ 2.7	$ (1.2)	$ 0.1	$ (1.4)
Restructuring expenses	0.9	2.7	0.2	0.2	0.2
Professional fees for strategic review process	0.3	0.5	0.7	0.4	0.1
Pension Settlement Loss	-	-	-	-	0.6
Other adjustments	-	-	0.1	-	0.2
Adjusted net income (loss)	0.9	5.9	(0.2)	0.7	(0.3)
Plus: Interest expense, net	0.1	0.1	0.1	0.1	0.1
Adjusted income tax expense (benefit)	0.9	0.4	(0.1)	0.1	0.9
Adjusted operating income (loss)	1.9	6.4	(0.2)	0.9	0.7
Depreciation and amortization expense	2.3	1.7	2.0	2.0	2.0
Adjusted EBITDA	$ 4.2	$ 8.1	$ 1.8	$ 2.9	$ 2.7
Sales	76.8	87.0	67.8	70.2	67.2
Adjusted operating margin	2.5 %	7.4 %	(0.3)%	1.3 %	1.0 %
Adjusted EBITDA margin	5.5 %	9.3 %	2.7 %	4.1 %	4.0 %

Quarterly Net Income (Loss) , Operating Income (Loss) , Operating Margin, EBITDA and EBITDA Margin in all periods presented were adjusted to exclude atypical items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

© 2016 Hardinge Inc. www.Hardinge.com 15

Quarterly Financial Appendix

HARDINGE

(in millions, except per share data)

	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016
Sales	$ 93.0	$ 69.1	$ 82.4	$ 76.8	$ 87.0	$ 67.8	$ 70.2	$ 67.2
Cost of sales	62.2	47.3	55.4	51.4	56.6	45.1	46.6	44.0
Gross profit	30.8	21.8	27.0	25.4	30.4	22.7	23.6	23.2
Gross profit margin	*33.2%*	*31.6%*	*32.8%*	*33.1%*	*34.9%*	*33.5%*	*33.6%*	*34.4%*
Selling, general and administrative expenses	21.7	19.6	21.1	19.9	20.7	20.5	19.7	20.0
Research & development	3.8	3.6	3.5	3.7	3.4	3.3	3.4	3.3
Restructuring charges	-	-	-	0.9	2.7	0.2	0.2	0.2
Other expense (income)	0.2	-	-	0.2	0.4	(0.1)	-	0.3
Income (loss) from operations	5.1	(1.4)	2.4	0.7	3.2	(1.2)	0.3	(0.6)
Operating margin	*5.5 %*	*(2.0)%*	*2.9 %*	*1.0 %*	*3.7 %*	*(1.8)%*	*0.4 %*	*(0.9)%*
Interest expense, net	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Income (loss) before income taxes	4.9	(1.5)	2.3	0.6	3.1	(1.3)	0.2	(0.7)
Income tax expense (benefit)	0.4	(0.1)	0.7	0.9	0.4	(0.1)	0.1	0.7
Net income (loss)	$ 4.5	$ (1.4)	$ 1.6	$ (0.3)	$ 2.7	$ (1.2)	$ 0.1	$ (1.4)
Basic earnings (loss) per share:								
Earnings (loss) per share	$ 0.36	$ (0.11)	$ 0.12	$ (0.03)	$ 0.22	$ (0.10)	$ 0.01	$ (0.11)
Diluted earnings (loss) per share:								
Earnings (loss) per share	$ 0.35	$ (0.11)	$ 0.12	$ (0.03)	$ 0.21	$ (0.10)	$ 0.01	$ (0.11)
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	12.7	12.7	12.8	12.8	12.8	12.8	12.8	12.8
Weighted avg. shares outstanding: Diluted	12.8	12.7	12.9	12.8	12.9	12.8	12.9	12.8

Actual amounts may differ due to rounding.

© 2016 Hardinge Inc.

www.Hardinge.com

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© 2016 Hardinge Inc. 17www.Hardinge.com $161.2 $203.8 $169.6 $161.1 $163.4 $20.0 $26.6 $16.2 $11.6 $8.6 2012 2013 2014 2015 9/30/2016 Equity Debt $26.9 $34.7 $16.3 $32.8 $22.9 2012 2013 2014 2015 9/30/2016 Total Capitalization($ in millions) $7.6 $3.9 $3.2 $4.2 $2.5- $3.0 2012 2013 2014 2015 2016E (1) Reflects expansion capital investments in China and Switzerland of $3.3 million in 2012 Cash & Cash Equivalents Capital Expenditures (1) Financial Strength and Flexibility

© 2016 Hardinge Inc. 18www.Hardinge.com 57 59 61 61 61 2012 2013 2014 2015 Q3 2016 TTM Inventory Turns (monthly avg.) Receivable Days Outstanding (monthly avg.) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits 41% 43% 42% 40% 42% 2012 2013 2014 2015 Q3 2016 TTM 1.7 1.7 1.8 1.8 1.7 2012 2013 2014 2015 Q3 2016 TTM Managed Working Capital* as a Percent of Sales (monthly avg.) Emphasis on Productivity and Cash  Managed working capital at 42% of sales: upper quartile in industry  Machine tool industry requires higher levels of inventory to support customers needs